SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                Form S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EASTMAN KODAK COMPANY
           (Exact name of registrant as specified in its charter)

   New Jersey                                  16-0417150
   (State or other jurisdiction of             (I.R.S. Employer
   incorporation or organization)              Identification No.)

   343 STATE STREET, ROCHESTER, NEW YORK       14650
(Address of principal executive offices)       (Zip code)

   EASTMAN KODAK COMPANY 1995 OMNIBUS LONG-TERM COMPENSATION PLAN
                       (Full title of the plan)

                       JOYCE P. HAAG, Secretary
                         Eastman Kodak Company
                           343 State Street
                      Rochester, New York 14650
                          (716) 724-4368
        (Name, address, and telephone number of agent for service)

Pursuant to Instruction E to Form S-8, the contents of Registration Statement No. 33-65033 are incorporated by reference.

                    CALCULATION OF REGISTRATION FEE
Title of       Amount to     Proposed     Proposed     Amount of
Security       be            Maximum      Maximum      Registration
to be          Registered:   Offering     Aggregate    Fee
Registered:                  Price Per    Offering
                             Share (1):   Price:
   ---------      --------      -------      ---------    ----------
Common         4,000,000     $67.53125    $270,125,000 $79,686.88
Stock par
value $2.50
per share

(1) Determined on the basis of the average of the high and low prices of Kodak Common Stock as reported in the New York Stock Exchange Composite Transactions as published in The Wall Street Journal for June 19, 1998 solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h).

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.


Pursuant to Instruction E to Form S-8, simultaneously with the filing of this Registration Statement on Form S-8, the registrant is filing another Registration Statement on Form S-8 to post-effectively amend Registration No. 33-23371 to deregister 3,000,000 shares. Registrant will carry forward these 3,000,000 shares to this Registration Statement on Form S-8 and apply $79,686.88 of the $82,536 filing fee previously paid by registrant for such 3,000,000 shares to the filing fee due as a result of the 4,000,000 shares being registered by this Registration Statement on Form S-8.

Upon this Registration Statement's effectiveness, there will be 20,000,000 shares registered under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan (the "Plan"), 16,000,000 shares from Registration Statement No. 33-65033 and 4,000,000 from this Registration Statement on Form S-8.

PART II

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities being offered hereby will be passed upon by Gary P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock and is eligible to receive awards under the Plan.

Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3(A)           Certificate of Incorporation

3(B)           By-laws

4              Eastman Kodak Company 1995 Omnibus Long-Term
Compensation Plan

5              Opinion of Gary P. Van Graafeiland as to the legality
of the securities registered

23A            Consent of Price Waterhouse LLP, independent
accountants

23B            Consent of Gary P. Van Graafeiland (included in
Exhibit 5 to this Registration Statement)


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the "Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 25th day of June, 1998.


EASTMAN KODAK COMPANY


      /s/ George M.C. Fisher
By:   George M.C. Fisher,
Chairman of the Board and Chief Executive Officer

     /s/ Harry L. Kavetas
By:  Harry L. Kavetas,
     Chief Financial Officer and Executive Vice President (Principal Financial Officer)

      /s/ Jesse J. Greene, Jr.
By:   Jesse J. Greene, Jr.,
Treasurer, Vice President, Finance and Acting Controller
(Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Gary P. Van Graafeiland and Joyce P. Haag, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities indicated on June 25, 1998.



Name, Title:

Richard S. Braddock, Director      /s/ Richard S. Braddock

Daniel A. Carp, Director           /s/ Daniel A. Carp

Martha Layne Collins, Director     /s/ Martha Layne Collins

Alice F. Emerson, Director         /s/ Alice F. Emerson

George M.C. Fisher, Director       /s/ George M. C. Fisher

Paul E. Gray, Director             /s/ Paul E. Gray

Durk I. Jager, Director            /s/ Durk I. Jager

Harry L. Kavetas, Director         /s/ Harry L. Kavetas

Paul H. O'Neill, Director          /s/ Paul H. O'Neill

John J. Phelan, Jr., Director      /s/ John J. Phelan, Jr.

Laura D'Andrea Tyson, Director     /s/ Laura D'Andrea Tyson

Richard A. Zimmerman, Director     /s/ Richard A. Zimmerman




EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
EASTMAN KODAK COMPANY 1995 OMNIBUS LONG-TERM COMPENSATION PLAN


INDEX TO EXHIBITS

Exhibit
Number       Exhibit                         Location
   ---          --------------------------      ------------------------------------

3(A)         Certificate of Incorporation    Incorporated by reference to
                                             Annual Report on Form 10-K for
                                             the fiscal year ended December
                                             25, 1988, Exhibit 3

3(B)         By-laws                         Incorporated by reference to Annual
                                             Report on Form 10-K for the fiscal year
                                             ended December 31, 1997, Exhibit 3

4	Eastman Kodak Company 1995       Incorporated by reference to Form S-8
            Omnibus Long-Term Compensation   filed December 8, 1995, Registration
            Plan                             Statement No. 33-65033

5           Opinion of
            Gary P. Van Graafeiland
            as to the legality
            of the securities registered     *

23(A)       Consent of Price Waterhouse
            LLP, independent accountants     *

23(B)       Consent of                       Included in Exhibit 5 to this
            Gary P. Van Graafeiland          Registration Statement

* Included as part of the electronic submission of this Registration Statement (/TABLE>

EXHIBIT 5




June 25, 1998


Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am General Counsel and Senior Vice President of Eastman Kodak
Company, a New Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 4,000,000 additional shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted to participants, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, the Shares will be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gary P. Van Graafeiland

Gary P. Van Graafeiland
General Counsel and Senior Vice President



EXHIBIT 23A




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1998, appearing on page 20 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1997.



Price Waterhouse LLP
Rochester, New York
June 25, 1998


June 25, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Eastman Kodak Company Registration Statement on Form S-8
Relating to Securities to be Issued Under the Eastman Kodak
Company 1995 Omnibus Long-Term Compensation Plan

Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman Kodak
Company's
Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan. The total filing fee of
$79,686.88 was due as a result of this Registration Statement.

Pursuant to Instruction E to Form S-8, simultaneously with the filing of this Registration Statement on Form S-8, the registrant is filing another Registration Statement on Form S-8 to post-effectively amend the contents of Registration No. 333-23371 to deregister 3,000,000 shares. Registrant will carry forward these 3,000,000 shares to this Registration Statement on Form S-8 and apply $79,686.88 of the $82,536 filing fee previously paid by registrant for such 3,000,000 shares to the filing fee due as a result of the 4,000,000 shares being registered by this Registration Statement on Form S-8.

Thus, as a result of applying the $79,686.88 to the total filing fee of $79,686.88 due as a result of this Registration Statement, there is no balance owing.

Please call the undersigned at 716-724-4368 if you have any questions.

Very truly yours,


EASTMAN KODAK COMPANY

/s/ Joyce P. Haag

Joyce P. Haag
Secretary

<PAGE 10>

<PAGE 1>




